                                                                   EXHIBIT 10.22

                         [FANNIE MAE LOGO APPEARS HERE]


October 6, 1999



Mr. Charles E. Reed
Vice President
IOWN, Inc.
777 Arnold Drive, Second Floor
Martinez, California 94553


Reference: Master Agreement No. ML02332

Dear Mr. Reed:

This letter shall constitute the master agreement ("Master Agreement") between Fannie Mae and IOWN, Inc. (the "lender") to enter into one or more transactions for the sale by the Lender and purchase by Fannie Mae of residential mortgage loans ("Mortgages"). The obligations of the Lender and Fannie Mae regarding each such transaction shall be governed by the terms and conditions contained herein (including Exhibit A and each of the Attachments attached hereto and incorporated herein by reference) and by the terms and conditions of the applicable Fannie Mae purchase program ("Program").

The Lender shall sell to Fannie Mae during the Master Agreement Term (which begins on the Effective Date and ends on the Expiration Date, as those terms are defined in Exhibit A), Mortgages with an aggregate outstanding principal balance equal to the Agreed Amount (as defined in Exhibit A) under Fannie Mae's Standard Portfolio (cash) purchase commitment Program, under the then-current terms and conditions applying thereto.

If the Agreed Amount is not sold to Fannie Mae prior to the Expiration Date, the Lender shall pay Fannie Mae the Back-end Buyout Fee, as indicated in Exhibit A. (The undelivered and uncommitted portion of the Agreed Amount shall be the difference between (a) the Agreed Amount (taking into account the minus [*] delivery tolerance, as specified in Exhibit A), and (b) a sum equal to the aggregate outstanding principal balance of Mortgages (for each Mortgage, as of the time of sale of the Mortgage) that the Lender has sold to Fannie Mae under this Master Agreement, plus the principal balance of Mortgages that the Lender is still obligated to sell under any existing mandatory delivery contracts for sale and purchase between the Lender and Fannie Mae.) This fee will be drafted by Fannie Mae from the Lender's designated account immediately following the Expiration Date of this Master Agreement. However, should Fannie Mae decline to enforce payment of this fee, such action will not imply a waiver of its right to collect a similar fee at a subsequent time. Fannie Mae's

[*] Confidential Treatment Requested

                         Master Agreement No. ML02332
right to receive such a fee is in addition to any right and remedies of Fannie Mae provided by law or the applicable Program, and the receipt of such fee shall not affect or impair any such rights and retakes.

All Mortgages shall conform to the requirements of the Mortgage Selling and Servicing Contract between Fannie Mae and the Lender, the Fannie Mae Selling Guide ("Selling Guide"), and the Fannie Mae Service Guide ("Servicing Code"), as applicable, as they may be amended from time to time, except as modified by the variances contained in this Master Agreement and in the applicable Contract (defined below) entered into pursuant to this Master Agreement. (Any cash commitment contracts are referred to herein as a "Contract.") In addition, without Fannie Mae's prior written approval, the Lender shall not sell to Fannie Mae any Mortgage that the Lender previously sold (or contracted to sell) to any third party, if such Mortgage was subsequently declined by, rejected by, or repurchased from such third party.

Each Contract entered into under this Master Agreement constitutes: (i) an agreement by the Lender to sell the Mortgages to, and service such Mortgages for, Fannie Mae and (ii) an agreement by Fannie Mae to purchase the Mortgages. By execution of this Master Agreement, the Lender and Fannie Mae agree to the terms and conditions set forth herein and in any Contract entered into simultaneously with this Master Agreement.

Each Mortgage delivered under this Master Agreement that has been submitted for underwriting analysis by Fannie Mae's Desktop UnderwriterTM shall conform to the requirements of the Guide to Underwriting with Desktop UnderwriterTM, as amended from time to time (the "Desktop UnderwriterTM Guide"), Section 5 of the Desktop UnderwriterTM Seller/Servicer Software License and Subscription Agreement, and this Master Agreement.

The form, terms, and provisions of this Master Agreement, as well as all information regarding the negotiation of the form, terms, and provisions of this Master Agreement, are confidential. The Lender shall not disclose or disseminate, directly or indirectly, the form, terms, or provisions of this Master Agreement, or such other information regarding the negotiation of this Master Agreement, to any party other than the Lender's employees or agents who need to know the same in order to perform their duties for the Lender and who are legally obligated not to further disclose or disseminate such form, terms, provisions, and information upon receipt thereof. The Lender shall take all necessary and reasonable action to preserve the confidentiality of such form, terms, provisions, and information and shall use at least the same degree of care in such efforts as it employs when preserving the confidentiality of its own information of a similar nature. Such necessary and reasonable action that must be taken by the Lender shall include, without limitation, providing instruction to such employees and agents regarding the confidential nature of the form, terms, and provisions of this Master Agreement and the negotiations surrounding this Master Agreement.

                         Master Agreement No. ML02332

Notwithstanding the provisions of the immediately preceding paragraph, the Lender may disclose or disseminate such form, terms, provisions, and information if it is required to do so by law (including a subpoena, or judicial or governmental requirement or order) and has given Fannie Mae prior written notice of such requirement and of the information required to be disseminated or disclosed.

The Lender acknowledges that the unauthorized disclosure or dissemination of the form, terms, or provisions of the Master Agreement, or other information regarding the negotiation of the Master Agreement, is likely to cause irreparable harm to Fannie Mae and that monetary damages may be inadequate to compensate Fannie Mae for such breach. Accordingly, in addition to and not in limitation of any other rights and remedies available to Fannie Mae at law or in equity, Fannie Mae shall be entitled to injunctive relief in order to prevent or restrain such unauthorized disclosure or dissemination. The obligations of the Lender regarding confidentiality shall survive termination of this Master Agreement.

The Lender's right to sell, and Fannie Mae's obligation to purchase, Mortgages under this Master Agreement may be terminated by Fannie Mae prior to the Expiration Date of the Master Agreement if the Lender has breached the Mortgage Selling and Servicing Contract it has entered into with Fannie Mae, or any of the provisions of this Master Agreement, or any Contract entered into pursuant to this Master Agreement. If the Agreed Amount, as adjusted by the minus [*] delivery tolerance, is not sold to Fannie Mae prior to the Expiration Date of the Master Agreement, Lender shall be in breach of the provisions of the Master Agreement. The Lender's responsibilities and liabilities under this Master Agreement shall survive the expiration or earlier termination of the Lender's right to sell, and Fannie Mae's obligation to purchase Mortgages under this Master Agreement. This Master Agreement and any Contract entered into pursuant to this Master Agreement may only be amended by the mutual agreement of Fannie Mae and the Lender. Each amendment shall be in writing and shall consist of a transmittal letter from Fannie Mae to the Lender generally describing the amended provisions of the Master Agreement or the Contract, together with the newly revised pages of the Master Agreement or the Contract. The revised pages of the Master Agreement or the Contract should be added to the Master Agreement as described in the transmittal letter. The Lender shall acknowledge its acceptance of the amended terms and conditions by returning to Fannie Mae a duly executed copy of the transmittal letter.

The Lender may not assign this Master Agreement or any rights or obligations hereunder. The Lender may not assign any Contract entered into pursuant to this Master Agreement or any rights or obligations thereunder.

The Lender hereby confirms, by checking the appropriate section below, that:

__It is not a federally-insured institution or an affiliate or subsidiary of a
        ===
federally-insured institution.


                         Master Agreement No. ML02332

__It is a federally-insured institution or an affiliate or subsidiary of a federally-insured institution, and

(a) the sale to, and (if applicable) servicing for, Fannie Mae of the Mortgages delivered to Fannie Mae pursuant to this Master Agreement has either been
     (i) specifically approved by the board of directors of the Lender and such approval is reflected in the minutes of the meetings of such board of directors, or (ii) approved by an officer of the Lender who was duly authorized by the board of directors to enter into such types of transactions and such authorization is reflected in the minutes of the board of directors' meetings; and

(b) this Master Agreement and any Contracts or amendments pursuant hereto, together with the applicable Fannie Mae Guides and the Mortgage Selling and Servicing Contract between the Lender and Fannie Mae, constitute the "written agreement" governing the Lender's sale to, and servicing for, Fannie Mae of the Mortgages delivered pursuant to this Master Agreement, and the Lender (or any successor thereto) shall continuously maintain all components of such "written agreement" as an official record.



                            [Signature page follows]








                         Master Agreement No. ML02332

The Lender must accept this Master Agreement by returning a duly-executed duplicate original to Fannie Mae within ten business days of the date of this Master Agreement. If the executed Master Agreement is not received by Fannie Mae on or before the above date, Fannie Mae may at its option declare this Master Agreement null and void.

Sincerely,

FANNIE MAE


By:       /s/ David Rowell POC
      -------------------------------
              David Rowell
      Director of Customer Management

Date:       October 6, 1999
      -------------------------------



Agreed, acknowledged, and accepted:

IOWN, INC.


By:         /s/ Charles E Reed
      -------------------------------
          (Authorized Signature)

      Charles E. Reed Vice President
      -------------------------------
          (Typed Name & Title)

Date:           10/16/99
      -------------------------------




                         Master Agreement No. ML02332

                                   EXHIBIT A


Master Agreement Number:          ML02332

Effective Date:                   October 1, 1999

Expiration Date:                  [*]

Parties to Agreement:             IOWN, Inc. and Fannie Mae

Lender Number:                    [*]

Agreed Amount:                    [*]

Back-end Buyout Fee:              [*]






[*] Confidential Treatment Requested


                         Master Agreement No. ML02332

SPECIAL REQUIREMENTS

This Special Requirements Attachment for the Mortgage is attached to and made a part of the Master Agreement. Each Mortgage must meet the specifications in the Selling Guide, except as modified by this Master Agreement, the terms of any Pool Purchase Contract or Cash Commitment Contract, the Guide to Underwriting with Desktop Underwriter (the "Desktop Underwriter Guide"), and the following specific eligibility criteria, a breach of which shall be deemed to be a breach of warranty by the Lender, as provided in Part 1, Section 201.01 of the Selling Guide.

                 MORTGAGES SUBMITTED TO DESKTOP UNDERWRITER(R)

Lender may deliver Mortgages under this Master Agreement that either the Lender has submitted to Desktop Underwriter, or pursuant to Fannie Mae Announcement 98-08, dated September 4, 1998, another Lender has submitted to Desktop Underwriter for analysis, and for which, in each case, Desktop Underwriter has displayed one of the following recommendations:

1. Eligible Mortgages. "Approve/Eligible" or "Refer/Eligible" provided that each such Mortgage complies with all requirements, restrictions, stipulations, and limitations applicable, to such Mortgage specified in this Special Requirements Attachment and the Desktop Underwriter Guide, which may include the purchase price or guaranty fee, any price adjustment, or similar charge and the aggregate outstanding principal amount.

2. Ineligible Mortgages. "Approve/Ineligible" or "Refer/Ineligible," provided that any "Ineligible" Mortgage is:

     a. eligible for delivery pursuant to one or more of the variances set forth in the Variance Attachment to this Master Agreement; and

     b. subject to all applicable requirements, restrictions, stipulations, and limitations specified in this Master Agreement and the Desktop Underwriter Guide, which may include the purchase price or guaranty fee, any price adjustment or similar charge and the aggregate outstanding principal amount.

3.   Refer with Caution Mortgages. "Refer with Caution" provided that:

     a.   each such Mortgage:

          i.   complies with Fannie Mae's eligibility requirements; and

          ii. is subject to all applicable requirements, restrictions, stipulations, and limitations specified in this Master Agreement and the Desktop Underwriter Guide, which may include the purchase price or guaranty fee, any price adjustment, or similar charge and the aggregate outstanding principal amount; or

     b. if such Mortgage does not comply with Fannie Mae's eligibility requirements:

          i. such Mortgage is eligible for delivery pursuant to one or more of the variances set forth in the Variance Attachment to this Master Agreement; and

          ii. such Mortgage is subject to all applicable requirements, restrictions, stipulations, and limitations specified in this Master Agreement and the


                         Master Agreement No. ML02332

               Desktop Underwriter Guide, which may include the purchase price or guaranty fee, any price adjustment, or similar charge and the aggregate outstanding principal amount; and

     c. an underwriter has approved such Mortgage in accordance with the requirements relating to "Refer with Caution" Mortgages in the Desktop Underwriter Guide.

4.   Out of Scope Mortgages. "Out of Scope" Mortgages provided that:

     a. each such Mortgage is eligible for delivery pursuant to the Selling Guide or one or more of the variances set forth in the Variance Attachment to this Master Agreement; and

     b. each such Mortgage is subject to all applicable requirements, restrictions, stipulations, and limitations specified in this Master Agreement, which may include the purchase price or guaranty fee, any price adjustment, or similar charge and the aggregate outstanding principal amount.

Please note that any price adjustment associated with the delivery of Mortgages underwritten through Desktop Underwriter is subject to change at any time during the term of this Master Agreement. Such changes will be reflected in the Desktop Underwriter Guide or other written notice from Fannie Mae.





                         Master Agreement No. ML02332
                                     SR-2